Exhibit 1.2

(TRANSLATION)

REGULATIONS OF

THE BOARD OF DIRECTORS

OF

TOYOTA MOTOR CORPORATION

Established:      February 27, 1952

As last amended on June 23, 2004

Article 1. (Regulations of the Board of Directors)

Except as provided for in laws, ordinances or the Articles of Incorporation, the matters relating to the Board of Directors of the Corporation shall be governed by the provisions of these Regulations.

Article 2. (Purpose and Composition)

1. The Board of Directors shall be composed of all the Directors and shall make decisions on the execution of business and supervise the performance by Directors of their duties.

2. Corporate Auditors shall be present and whenever necessary, give their opinions at a meeting of the Board of Directors.

Article 3. (Person to Convene Meeting and Notice of Meeting)

1. A meeting of the Board of Directors shall be convened by the Chairman of the Board or the President. In the event that the positions of both the Chairman of the Board and the President are vacant or that both of them are prevented from convening, such meeting shall be convened by a Vice Chairman of the Board, an Executive Vice President or a Senior Managing Director in that order and according to their ranks, if there are a plural number of persons holding the same position.

2. Notice of convening a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor at least three (3) days before the date of the meeting. In case of urgency, however, such period may be shortened.

3. A meeting of the Board of Directors may be held without going through the convening procedure, if consented to by all the Directors and the Corporate Auditors.

Article 4. (Chairmanship and Method of Adopting Resolutions)

1. The Chairman of the Board or the President shall preside as chairman at the Board of Directors. In the event that the positions of both the Chairman of the Board and the President are vacant or that both of them are prevented from so presiding as chairman, a Vice Chairman of the Board, an Executive Vice President or a Senior Managing Director, shall preside as chairman in that order and according to their ranks in case there are a plural number of persons holding the same position.

2. Resolutions of the Board of Directors shall be adopted at its meeting at which a majority of the Directors shall be present, by a majority of the Directors so present.

Article 5. (Matters for Resolution)

The following matters shall be subject to the resolution of the Board of Directors:

(1) Matters provided for in the Commercial Code or other laws or ordinances;

(2) Matters provided for in the Articles of Incorporation;

(3) Matters delegated to the Board of Directors by resolution of a general meeting of shareholders; and

(4) Other important managerial matters.

Article 6. (Matters to Be Reported)

Directors shall make reports to the Board of Directors on the following matters:

(1) State of execution of business and such other matters as are provided for in the Commercial Code or other laws or ordinances; and

(2) Such other matters as the Board of Directors may deem necessary.

Article 7. (Minutes)

1. Minutes shall be prepared each time a meeting of the Board of Directors is held and such minutes shall be kept on file at the head office for ten years.

2. Minutes shall set forth the date and hour and place at which the meeting is convened and the proceedings in outline and the resultant actions taken at the meeting and the Directors and Corporate Auditors present shall affix their signatures or names and seals thereto.

Supplementary Provisions

Article 1. (Effective Date)

These Regulations shall become effective as from June 23, 2004.

Article 2. (Amendment to Regulations)

Any amendment to these Regulations shall be made by a resolution of the Board of Directors.

MATTERS TO BE SUBMITTED TO THE BOARD OF DIRECTORS

I. Matters for Resolution:

1. Matters provided for in the Commercial Code or other laws or ordinances:

Classifications	Items	Relevant articles of applicable law
Commercial Code
Shares:	Disposal of the Corporation’s own shares	Art. 211

	Repurchase of the Corporation’s own shares held by its subsidiaries	Art. 211-3

	Cancellation of the Corporation’s own shares	Art. 212

	Reduction of the number of shares constituting one unit (tangen) of shares or abolishment of the provisions which define such number	Art. 221

	Fixing the record date	Art. 224-3

	Issuance of new shares	Art. 280-2

	Split-ups of shares	Art. 218

	Issuance of share acquisition rights	Art. 280-20

	Cancellation of share acquisition rights	Art. 280-36

General meeting of shareholders:	Convening of a general meeting of shareholders and the propositions	Art. 231

Board of Directors; Directors:	Appointment and removal of Representative Directors	Art. 261
	Restrictions on Representative Directors’ power to represent the Corporation	Art. 261

	Approval of Directors’ competing transactions	Art. 264

	Approval of Directors’ transactions for their own account	Art. 265

	Approval of Directors’ transactions involving conflicting interests	Art. 265

Accounts:	Approval of financial statements and their accompanying detailed statements	Art. 281

	Capitalization of reserves	Art. 293-3

	Whether or not there will be any interim dividend and, if so, the amount thereof	Art. 293-5

Bonds:	Issuance of bonds	Art. 296

	Issuance of bonds with share acquisition rights	Art. 341-3

Others:	Disposition and acquisition of important property	Art. 260

	Borrowing of a large amount of money	Art. 260

	Appointment and removal of managers and other important employees	Art. 260

	Establishment, alteration and abolition of branch offices and other important organizations	Art. 260

	Other important business execution	Art. 260

2. Matters provided for in the Articles of Incorporation:

Classifications	Items	Relevant art. of Articles of Incorporation
Shares:	Repurchase of Corporation’s own shares	Art. 6

	Selection of transfer agent and its location of business	Art. 7

	Amendment to the Share Handling Regulations	Art. 8

General meeting of shareholders:	The order in which to assume chairmanship of a general meeting of shareholders	Art. 12

Board of Directors; Directors:	Appointment and removal of Directors with specific titles	Art. 17
	Amendment to the Regulations of the Board of Directors	Art. 19

	Exemption of Director from their liabilities	Art. 20

Corporate Auditors:	Exemption of Corporate Auditors from their liabilities	Art. 26

Others:	Appointment of Honorary Chairman and Senior Advisers	Art. 18

3. Matters delegated to it by resolution of a general meeting of shareholders.

Classifications	Items
Shares:	Repurchase of Corporation’s own shares

Issuance of new shares or share acquisition rights on favorable conditions

Others:	Other matters delegated to the Board of Directors

4. Other important managerial matters:

Classifications	Items
Management:	Corporate policies

Important business alliance and important joint venture

Launching of new projects

Simplified corporate split

Simplified share exchange

Simplified acquisition of entire business of another company

Approval of interim and quarterly accounts

Approval of consolidated accounts (including interim and quarterly accounts)

Institution of important legal actions and defending and dealing with contested matters of importance

Other important matters

Classifications	Items
Personnel affairs; organization:	Concurrent assumption of offices in other companies (in the case of new offices only)
Assumption of offices in important associations (in the case of new offices only)

Assignment of officers (including Managing Officers) to take charge of organizations

Treatment and discipline relating to officers (including Managing Officers)

Appointment and removal of Managing Officers

Appointment and removal of Executive Technical Advisor (gikan) and Advisor (komon)

Approval of Managing Officers’ competing transactions

Approval of Managing Officers’ transactions for their own account

Approval of Managing Officers’ transactions involving conflicting interests

Alteration of important working conditions

Other important matters

Production; Sales; Technology Development:	Long-term or annual production, shipment or sales plans
Long-term or annual equipment plans
Monthly production/shipment/sales plans

Licensing and acquisition of important intellectual property rights

Other important matters

Group Management:	Incorporation, dissolution, acquisition and transfer of subsidiaries

Important group managerial matters

Other important matters

Others:	Other important managerial matters

II. Matters to be reported:

Items	Relevant articles of applicable law
Commercial Code

State of execution of business	Art. 260

Important facts about a competing transaction	Art. 264

Important facts about a Director’s transaction for his own accounts	Art. 265

Important facts about a transaction involving conflicting interests	Art. 265

Other important matters

1. Out of “I. Matters for Resolution” of the “Matters to be Submitted to the Board of Directors”, the matters described in the “Others” in the “1. Matters provided for in the Commercial Code or other laws or ordinances” shall be submitted to the Board of Directors in accordance with the standard contained in the Appendix 1.

Appendix 1

Items		Standard
(1)	Disposition and acquisition of important property:

	1 purchase and disposition of land (excluding land for business use)	2,000,000,000 Yen*1 or more per transaction or 50,000 m2 or more per transaction

	2 acquisition and transfer of leaseholds	2,000,000,000 Yen or more per transaction

	3 investments (excluding fund management investments)	5,000,000,000 Yen*2 or more per transaction

	4 loans (excluding, renewal of bills and notes)	5,000,000,000 Yen*3 or more per transaction, or loans outstanding of 5,000,000,000 Yen*3 or more per company

	5 discharge of debts	200,000,000 Yen or more per transaction

	6 donations (excluding those via Japan Automobile Manufacturers Association, Inc.)	200,000,000 Yen or more per transaction

(2)	Borrowing of a large amount of money:

	1 loans	5,000,000,000 Yen or more per transaction

	2 guarantee of obligations	5,000,000,000 Yen*4 or more per transaction, or outstanding guarantee of obligation of 5,000,000,000 Yen*4 or more per company

(3)	Appointment and removal of managers and other important employees:	Change of employees in the position of Senior General Manager (riji), Senior Grade 1 (kikanshoku 1-kyu) and any other personnel similar thereto

(4)	Establishment, alteration and abolition of branch offices and other important organizations:	Establishment, alteration and abolition of “division” or higher class of organization and any other organizations similar thereto

(*1)	Purchase and Disposition of Land

In the case where any of the acquisition price or book value, or transaction price is 2,000,000,000 Yen or more per transaction, a submission shall be required.

(*2)	Special Rules regarding Investment
(I)	Even if the amount is below 5,000,000,000 Yen, if the conditions match either of the following, a submission shall be required.
(i)	Investment made to subsidiaries which were insolvent as at the end of the most recent closing date of accounts or those anticipated to become insolvent during their current fiscal period.
(ii)	Investment made to companies other than the subsidiaries.
(II)	Notwithstanding (I) above, such submission may be omitted by the decision(s) of the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting and financial areas, in the case where an amount of investment is below 500,000,000 Yen.
(III)	After the investment is made, if such investment comes to fall under (i) or (ii) in (I) above, whether or not to submit such matter to the Board of Directors shall be decided by the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting and financial areas.

(*3)	Special Rules regarding Loans
(I)	Even if the amount is below 5,000,000,000 Yen, if the conditions match any of the following, a submission shall be required.
(i)	Loans made available to companies which were insolvent as at the end of the most recent closing date of accounts or those anticipated to become insolvent during their current fiscal period (whether or not such finance is directed to the subsidiaries).
(ii)	Loans made available to companies (excluding the subsidiaries) which have their head office located in countries or areas having a country risk rating of below A.
(iii)	Unsecured loans made available to companies other than the subsidiaries.
(II)	Notwithstanding (I) above, such submission may be omitted by the decision(s) of the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting and financial areas, in the case where amounts of loans and loans outstanding are below 500,000,000 Yen.
(III)	After the loan is made available, if such loan comes to fall under (i), (ii) or (iii) in (I) above, whether or not to submit such matter to the Board of Directors shall be decided by the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting and financial areas.
(*4)	Special Rules regarding Guarantee of Obligations
(I)	Even if the amount is below 5,000,000,000 Yen, if the conditions match either of the following, a submission shall be required.
(i)	Guarantee of obligation made to subsidiaries which were insolvent as at the end of the most recent closing date of accounts or those anticipated to become insolvent during their current fiscal period.
(ii)	Guarantee of obligation made to companies other than the subsidiaries.
(II)	Notwithstanding (I) above, such submission may be omitted by the decision(s) of the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting and financial areas, in the case where amounts of guarantee of obligation and outstanding guarantee of obligation are below 500,000,000 Yen.
(III)	After the guarantee of obligation is made, if such guarantee comes to fall under (i) or (ii) in (I) above, whether or not to submit such matter to the Board of Directors shall be decided by the Executive Vice President(s) whose main duties are in relation to the division in charge of the case concerned and to the accounting and financial areas.

2. Out of “I. Matters for Resolution” of the “Matters to be Submitted to the Board of Directors”, the matters relating to “Concurrent assumption of offices in other companies” and “Assumption of offices in important associations” classified as “Personnel affairs; organization” of “4. Other important managerial matters” shall be submitted to the Board of Directors, in accordance with Appendix 2.

Appendix 2

Details		Method of submission to the Meeting of the Board of Directors

(1)	In the case where the Director of the Corporation newly assumes an “office in another company” or “office in an important association”.	Matters to be resolved

(2)	In the case where the Corporation’s Director resigns from the “office in another company” or “office in an important association”.	Matters to be reported

3. Out of “I. Matters for Resolution” of the “Matters to be Submitted to the Board of Directors”, the matters relating to “Incorporation, dissolution, acquisition and transfer of subsidiaries” classified as “Group management” of “4. Other important managerial matters” shall be submitted to the Board of Directors, according to the subject of such “incorporation, dissolution, acquisition and transfer”, in accordance with Appendix 3.

Appendix 3

Subject of “incorporation, dissolution, acquisition and transfer”		Method of submission to the Meeting of the Board of Directors

(1)	Directly held subsidiary	Matters to be resolved

(2)	Indirectly held principal subsidiary (*)	Matters to be resolved

(3)	Indirectly held subsidiary with capital of 500,000,000 Yen or more, not falling under (2) above.	Matters to be reported

(4)	Indirectly held subsidiary with capital of less than 500,000,000 Yen, not falling under (2) above.	Submission not necessary in principle

(*)	Examples of “Indirectly held principal subsidiary” are as follows:
(1)	Wholly owned subsidiary of a wholly owned subsidiary (including sub-sub-subsidiaries and companies below such level).
(2)	Indirectly held subsidiary engaged in a new business.
(3)	Indirectly held subsidiary with a substantial amount of capital (5,000,000,000 Yen or more).
(4)	Indirectly held subsidiary established as a result of a business alliance or joint venture with a dominant competitor.
(5)	Indirectly held subsidiary which was insolvent as at the end of the most recent closing date of accounts or that anticipated to become insolvent during its current fiscal period (this shall apply only to acquisition).
(6)	Other managerially important, indirectly held subsidiary.